Exhibit 10.29

CACI INTERNATIONAL INC 2006 STOCK INCENTIVE PLAN

PERFORMANCE RESTRICTED STOCK UNIT GRANT AGREEMENT

This Performance Restricted Stock Unit Grant Agreement (the “Agreement”) is entered into by and between CACI International Inc, a Delaware corporation (the “Company” or “CACI”) and NAME (the “Grantee”), effective as of September 18, 2015 (the “Grant Date”).

Recitals

WHEREAS, the Board of Directors of the Company adopted the CACI International Inc 2006 Stock Incentive Plan, as amended and restated effective August 11, 2011 (the “Plan”);

WHEREAS, the Plan provides for Awards to key employees of the Company, or its Subsidiaries and Affiliates;

WHEREAS, the Grantee has been determined to be a key employee who is entitled to an Award under the Plan; and

WHEREAS, the Company desires to provide the Grantee the opportunity to acquire stock ownership in the Company based on the performance of the Company, in order to provide the Grantee with a direct proprietary interest in the Company and to provide the Grantee with an incentive to remain in the employ of the Company or a Subsidiary or Affiliate of the Company.

NOW, THEREFORE, the Company and the Grantee covenant and agree as follows:

1.	DEFINITIONS.

Under this Agreement, except where the context otherwise indicates, the following definitions apply:

(a)“Account” means the bookkeeping account maintained for the Grantee pursuant to Section 2.

(b)“Agreement” means this Performance Restricted Stock Unit Grant Agreement and shall include the applicable provisions of the Plan, which is hereby incorporated into and made a part of this Agreement.

(c)“Cause” means:

(1)gross negligence, willful misconduct or willful malfeasance by the Grantee in connection with the performance of any material duty for the Company or an Affiliate;

(2)the Grantee’s commission or participation in any violation of any legal requirement or obligation relating to the Company (unless the Grantee had a reasonable good faith belief that the act, omission or failure to act in question was not a violation of such legal requirement or obligation) and such violation has materially and adversely affected the Company;

(3)the Grantee’s conviction of, or plea of guilty or nolo contendere, to a crime committed during the course of his/her employment with the Company that the Committee, acting in good faith, reasonably determines is likely to have a material adverse affect on the reputation or business of the Company or a Subsidiary or Affiliate of the Company;

(4)theft, embezzlement or fraud by the Grantee in connection with the performance of his or her duties for the Company or a Subsidiary or Affiliate of the Company;

(5)a violation of any confidentiality agreement or obligation or non-compete agreement with the Company or a Subsidiary or Affiliate of the Company;

(6)a material violation of (i) the Company’s Standards of Conduct, as the same may be amended and in effect from time to time, or (ii) any other published Company policy; or

(7)the diversion or appropriation of any material business opportunity.

If the written employment agreement between the Grantee and the Company provides a different definition of “Cause” (or other term that defines conduct on the part of the Grantee that permits the Company to terminate such written employment agreement without liability to the Grantee), that definition shall control and shall be substituted for the above in applying the Plan to the Grantee.

(d)“Change in Control Date” shall be the date (after the Grant Date) on which a Change in Control event is legally consummated and legally binding upon the parties.

(e)“EPS” means earnings per share of Stock calculated using fully diluted shares of Stock outstanding (i.e. including the impact of all convertible securities) from continuing operations before the cumulative effect of any change in accounting principles, as determined in accordance with GAAP and reflected in the Company’s Consolidated Statements of Operations in its filing with the Securities and Exchange Commission, but without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the Grant Date and modified so as to exclude any Extraordinary Items of Income.

(f)“Extraordinary Items of Income” means any amount of income or gain included in the calculation of the net income of the Company that the Committee, in its discretion, but acting in good faith, determines to be unusual in nature; provided, however, in no event will the revenue or income from an acquisition be deemed to be unusual in nature, to the extent revenue or income from such acquisition is consolidated and included with revenue and income of the Company for reporting purposes.

(g)“First Year” means the period beginning September 18, 2015 and ending September 18, 2016.

(h)“First Year At Risk RSUs” means one-third (1/3) of the number of Total At Risk RSUs, rounded down to the nearest whole Performance RSU.

(i)“First Year Earned RSUs” means the Performance RSUs earned as provided in Section 3(a)(2) herein.

(j)“First Year Ending Stock Price Average” means the average of the closing prices per share of Stock during the First Year Measurement Period as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ.

(k)“First Year Measurement Period” means the period beginning June 21, 2016 and ending September 18, 2016.

(l)“Fiscal Year” means the fiscal year of the Company, which is currently July 1 through June 30.

(m)“GAAP” means U.S. generally accepted accounting principles, consistently applied.

(n)“Good Reason Termination” means the Grantee’s Separation from Service resulting from the Grantee’s resignation following the occurrence of any of the following circumstances without the Grantee’s prior written consent:

(1)A material reduction in the Grantee’s total compensation and benefit opportunity from that in effect on the day before the Change in Control Date (other than a reduction made by the Board, acting in good faith, based upon the performance of the Grantee, or to align the compensation and benefits of the Grantee with that of comparable executives, based on market data);

(2)A substantial adverse alteration in the conditions of the Grantee’s employment from those in effect on the day before the Change in Control Date;

(3)A substantial adverse alteration in the nature or status of the Grantee’s position or responsibilities from those in effect on the day before the Change in Control Date; or

(4)A change in the geographic location of the Grantee’s job more than fifty (50) miles from the place at which such job was based on the day before the Change in Control Date.

Before the Grantee may resign for Good Reason, the Grantee must provide the Company at least thirty (30) days’ prior written notice of his intent to resign for Good Reason and specify in reasonable detail the Good Reason upon which such resignation is based.  The Company shall have a reasonable opportunity to cure any such Good Reason (that is susceptible of cure) within thirty (30) days after the Company’s receipt of such notice.  The Grantee’s delay in providing such notice shall not be deemed to be a waiver of any such Good Reason, nor does the failure to resign for one Good Reason prevent any later Good Reason resignation for a similar or different reason.

(o)“Grandfathered Executive” means an executive who, as of July 1, 2008, was age 62 or older and an employee of the Company (or a Subsidiary or Affiliate of the Company).

(p)“Grandfathered Retirement” means, in the case of a Grandfathered Executive, the date of the Grantee’s Separation from Service, on or after age 65, due to retirement following delivery of a Retirement Notice.

(q)“Grant Date” means September 18, 2015.

(r)“Involuntary Termination Without Cause” means a Separation from Service due to the Grantee’s termination of employment by the Company without Cause.

(s)“Maximum Earned RSUs” means two hundred percent (200%) of the number of Performance RSUs stated in the Performance RSU Overview.

(t)“Measurement Period” means the period that includes the First Year Measurement Period, Second Year Measurement Period, and Third Year Measurement Period and which ends on September 18, 2018.

(u)“Performance RSU” means a bookkeeping entry that represents an amount equivalent to one share of Stock.

(v)“Performance RSU Overview” means the Performance RSU Overview immediately following the signature lines of this Agreement.

(w)“Plan” means the CACI International Inc 2006 Stock Incentive Plan, as amended from time to time.

(x)“Retirement” means the date of the Grantee’s Separation from Service, on or after age 62, due to retirement following delivery of a Retirement Notice.  The term “Retirement” excludes a Grandfathered Retirement.

(y)“Retirement Notice” means a written notice from the Grantee to the Committee of the Grantee’s intention to have a Separation from Service due to Retirement or Grandfathered Retirement without any other employment in the information technology industry.

(z)“Second Year” means the period beginning September 19, 2016 and ending September 18, 2017.

(aa)“Second Year At Risk RSUs” means one-third (1/3) of the number of Total At Risk RSUs, rounded down to the nearest whole RSU.

(bb)“Second Year Earned RSUs” means the RSUs earned as provided in Section 3(a)(3) herein.

(cc)“Second Year Ending Stock Price Average” means the average of the closing prices per share of Stock during the Second Year Measurement Period as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ.

(dd)“Second Year Measurement Period” means the period beginning June 21, 2017 and ending September 18, 2017.

(ee)“Separation from Service” means a Separation from Service, as defined in the Plan, of the Grantee from the Company (or a Subsidiary or Affiliate of the Company).

(ff)“Service Requirement” means the Grantee must have been in the continuous employment of the Company (or a Subsidiary or Affiliate of the Company) from the Grant Date through the applicable vesting anniversary of the Grant Date as provided in Section 3(b) without incurring a Separation from Service.

(gg)"Specified Employee" means a specified employee within the meaning of Code Section 409A(a)(2)(B)(i).

(hh)“Starting Stock Price Average” means Eighty Dollars and Seventy One Cents ($80.71), which is the average of the closing prices per share of the Stock for the 90 calendar-day period ending on the Grant Date (i.e., from June 21, 2015 through September 18, 2015) as reported by such registered national securities exchange on which the Stock is listed.

(ii)“Target Achievement Level” means the First Year Ending Stock Price Average equals the Starting Stock Price Average at the end of the First Year Measurement Period; the Second Year Ending Stock Price Average equals the Starting Stock Price Average at the end of the Second Year Measurement Period; and Third Year Ending Stock Price Average equals the Starting Stock Price Average at the end of the Third Year Measurement Period.

(jj)“Third Year” means the period beginning September 19, 2017 and ending September 18, 2018.

(kk)“Third Year At Risk RSUs” means the Total At Risk RSUs less the First Year At Risk RSUs and Second Year At Risk RSUs.

(ll)“Third Year Earned RSUs” means the RSUs earned as provided in Section 3(a)(4) herein.

(mm)“Third Year Ending Stock Price Average” means the average of the closing prices per share of Stock during the Third Year Measurement Period as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ.

(nn)“Third Year Measurement Period” means the period beginning June 21, 2018 and ending September 18, 2018.

(oo)“Total At Risk RSUs” means the number of Performance RSUs as stated in the Performance RSU Overview.

Any capitalized term used herein that is not expressly defined in this Agreement shall have the meaning that such term has under the Plan unless otherwise provided herein.

2.	AWARD OF PERFORMANCE RSUs.

(a)Grant of Performance RSUs.  Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Committee hereby grants to the Grantee a Performance RSU Award on the Grant Date for the targeted number of Performance RSUs stated in the Performance RSU Overview representing the number of Performance RSUs that would be tentatively earned by the Grantee upon attainment by the Company of the Target Achievement Level and the EPS condition and which would vest upon the Grantee’s completion of the Service Requirement.  The Grantee shall be entitled to receive one share of Stock for each Performance RSU earned by the Grantee and vested pursuant to the terms of this Agreement.  The number of Performance RSUs to which the Grantee would be entitled if the Target Achievement Level and EPS condition is attained by the Company, and the Service Requirement fully completed, shall be credited to the Grantee’s Account as of the Grant Date.  The Grantee’s Account shall be the record of Performance RSUs granted to the Grantee hereunder and is solely for accounting purposes and shall not require a segregation of any assets of the Company.  The Grantee shall not have the rights of a stockholder with respect to any Performance RSUs credited to the Grantee’s Account until shares of Stock have been distributed to the Grantee pursuant to Section 4, and the Grantee’s name has been entered as a stockholder of record on the books of the Company with respect to such distributed shares of Stock.

(b)Dividend Equivalents.  If on any date prior to issuance of the shares of Stock subject to the Performance RSUs, the Company shall pay any dividend on the Stock (other than a dividend payable in shares of Stock), the number of Performance RSUs that are ultimately earned by the Grantee pursuant to Section 3 shall as of the date such Performance RSUs are earned, be increased by an amount equal to:  (A) the product of the number of Performance RSUs earned by the Grantee pursuant to Section 3 (with such RSUs being treated, for purposes of this provision, as if they had been credited to the Grantee’s Account as of the record date for such dividend), multiplied by the per share amount of any dividend (or, in the case of any dividend payable in property other than cash, the per share value of such dividend, as determined in good faith by the Board of Directors of the Company), divided by (B) the Fair Market Value of a share of Stock on the payment date of such dividend.  In the case of any dividend declared on Stock which is payable in shares of Stock, the number of Performance RSUs credited to the Grantee shall be increased by a number equal to the product of (X) the aggregate number of Performance RSUs that are earned by the Grantee pursuant to Section 3 (with such RSUs being treated, for purposes of this provision, as if they had been credited to the Grantee’s Account through the related dividend record date), multiplied by (Y) the number of shares of Stock (including any fraction thereof) payable as a dividend on a share of Stock.  The Grantee shall have no right to the payment of any dividends either declared or accrued on shares of Stock subject to the Performance RSUs for any period prior to the date of issuance of the Stock.

3.	PERFORMANCE, VESTING AND OTHER RESTRICTIONS.

The Performance RSUs shall become earned and vested only upon, and to the extent of, the satisfaction of the Performance Measures (as defined in the Plan) and the completion of the employment requirements set forth below.

(a)Performance Measures.

(1)EPS Condition.  No Performance RSUs shall become tentatively earned under this Section 3(a) in the event the EPS for the fiscal year of the Company ending June 30, 2016 is less than Four Dollars ($4.00). If such  EPS condition is satisfied (i.e., if EPS for the fiscal year of the Company ending June 30, 2016 is at least $4.00), the Grantee shall, subject to satisfaction of the Performance Measures set forth in this Section 3, tentatively earn the following number of Performance RSUs:

(A)	the number of Performance RSUs granted in the Performance RSU Overview, plus or minus
(B)	the number of Performance RSUs determined in Sections 3(a)(2), 3(a)(3), and 3(a)(4).

(2)First Year Average Stock Price Condition.  Subject to satisfying the EPS condition in  Section 3(a)(1) above,  the number of Performance RSUs in Section 3(a)(1)(A) above shall either be increased or decreased by the following number of Performance RSUs:

(A)

The First Year At Risk RSUs multiplied by the percentage, if any, (subject to the cap on increases below) by which the First Year Ending Stock Price Average exceeds the Starting Stock Price Average, or

(B)	The First Year At Risk RSUs multiplied by the percentage, if any, by which the Starting Stock Price Average exceeds the First Year Ending Stock Price Average.

(3)Second Year Average Stock Price Condition.  Subject to satisfying the EPS condition in  Section 3(a)(1) above,  the number of Performance RSUs in Section 3(a)(1)(A) above shall either be increased or decreased by the following number of Performance RSUs:

(A)

The Second Year At Risk RSUs multiplied by the percentage, if any, (subject to the cap on increases below) by which the Second Year Ending Stock Price Average exceeds the Starting Stock Price Average, or

(B)	The Second Year At Risk RSUs multiplied by the percentage, if any, by which the Starting Stock Price Average exceeds the Second Year Ending Stock Price Average.

(4)Third Year Average Stock Price Condition.  Subject to satisfying the EPS condition in Section 3(a)(1) above, the number of Performance RSUs in Section 3(a)(1)(A) above shall either be increased or decreased by the following number of RSUs:

(A)

The Third Year At Risk RSUs multiplied by the percentage, if any, (subject to the cap on increases below) by which the Third Year Ending Stock Price Average exceeds the Starting Stock Price Average, or

(B)	The Third Year At Risk RSUs multiplied by the percentage, if any, by which the Starting Stock Price Average exceeds the Third Year Ending Stock Price Average.

The total increase in Sections 3(a)(2)(A), 3(a)(3)(A), and 3(a)(4)(A) above shall be capped at the Maximum Earned RSUs, such that the number of Performance RSUs tentatively earned in this Agreement shall be capped at two hundred percent (200%) of the number of Performance RSUs in Section 3(a)(1)(A) above (plus any Performance RSUs earned as the result of dividend equivalents under Section 2(b)).  Therefore, any excess earned based on the First Year Average Stock Price Condition, Second Year Average Stock Price Condition, and/or Third Year Average Stock Price Condition will not result in any additional Performance RSUs being tentatively earned under this Agreement beyond the Maximum Earned RSUs.

(b)Vesting Following Measurement Period. Performance RSUs which are tentatively earned under  Section 3(a) above shall become earned and vested as follows:

(1)Completion of Service Requirement.  Except as otherwise provided in this Section 3(b),

(A)

Fifty percent (50%) of the Performance RSUs which were tentatively earned under Section 3(a) above shall become earned and vested on September 18, 2018, provided the Grantee remains in the continuous employment of the Company (or a Subsidiary or Affiliate of the Company) from the Grant Date through September 18, 2018; and

(B)

an additional fifty percent (50%) of the Performance RSUs which were tentatively earned under Section 3(a) above shall become earned and vested on September 18, 2019, provided the Grantee remains in the continuous employment of the Company (or a Subsidiary or Affiliate of the Company) from the Grant Date through September 18, 2019.

(2)Retirement; Involuntary Termination Without Cause.  Upon the Grantee’s Retirement or Involuntary Termination Without Cause following the end of the Measurement Period and prior to the fourth year anniversary of the Grant Date, then in lieu of vesting under Section 3(b)(1) above, the Grantee shall vest in the Performance RSUs tentatively earned under Section 3(a) at the rate of one forty-eighth (1/48th) of such Performance RSUs for each full month of employment with the Company (or a Subsidiary or Affiliate of the Company) completed by the Grantee following the Grant Date and prior to Retirement or Involuntary Termination Without Cause, less the number, if any, of Performance RSUs that previously vested under Section 3(b)(1) above.

(3)Grandfathered Retirement.  Upon the Grandfathered Retirement of the Grantee following the end of the Measurement Period and prior to the fourth year anniversary of the Grant Date, any Performance RSUs which had not previously become earned and vested, but which were tentatively earned under Section 3(a) above, shall become earned and vested on such date.

(4)Disability or Death.  If there is a Separation from Service of the Grantee after the end of the Measurement Period and prior to the fourth year anniversary of the Grant Date due to Disability or death, then any Performance RSUs which had not previously become earned and vested, but which were tentatively earned under Section 3(a) above, shall become earned and vested on the date of the Grantee’s Separation from Service due to Disability or death.

(5)Change in Control.  If after the end of the Measurement Period and prior to the fourth year anniversary of the Grant Date, there is a Change in Control of the Company that qualifies as a “change in ownership or control” under Treas. Regs. § 1.409A-3(i)(5) and a Good Reason Termination or Involuntary Termination Without Cause occurs during such time period, then any Performance RSUs which had not previously become earned and vested, but which were tentatively earned under Section 3(a) above, shall become earned and vested upon the date of Separation from Service due to such Good Reason Termination or Involuntary Termination Without Cause, and Sections 3(b)(1), (2), (3) and (4) above shall no longer thereafter apply.

(c)Effect of Separation from Service, Change in Control, Death or Disability During First Year.

(1)Separation from Service.  Except as provided in Sections 3(c)(2), (3), (4) and (5) below, if the Grantee incurs a Separation from Service for any reason during the First Year, all Performance RSUs shall be forfeited.

(2)Retirement; Grandfathered Retirement; Involuntary Termination Without Cause.  If the Grantee incurs a Separation from Service during the First Year due to Retirement, Grandfathered Retirement or Involuntary Termination Without Cause, the Grantee shall vest, on the date of Separation from Service, in any Performance RSUs tentatively earned under Sections 3(a)(1) and 3(a)(2) at the rate of one forty-eighth (1/48th) of such Performance RSUs for each full month of employment with the Company (or a Subsidiary or Affiliate of the Company) completed by the Grantee following the Grant Date and prior to Retirement, Grandfathered Retirement or Involuntary Termination Without Cause; provided, however,  that the Total At Risk RSUs shall be used in place of the First Year At Risk RSUs.

(3)Disability.  If the Grantee incurs a Separation from Service during the First Year due to the Grantee’s Disability, the Grantee shall become vested, on the date of Separation from Service, in the number of Performance Shares tentatively earned under Sections 3(a)(1) and 3(a)(2) above; provided, however,  that the Total At Risk RSUs shall be used in place of the First Year At Risk RSUs.

(4)Death.  If the Grantee incurs a Separation from Service during the First Year due to the Grantee’s death, the Grantee shall become vested, on the date of Separation from Service, in the number of Performance Shares tentatively earned under Sections 3(a)(1) and 3(a)(2) above; provided, however, that the Total At Risk RSUs shall be used in place of the First Year At Risk RSUs.

(5)Change in Control.  If there is a Change in Control of the Company during the First Year that qualifies as a “change in ownership or control” under Treas. Regs. § 1.409A-3(i)(5):

(A)

The Grantee shall earn two hundred percent (200%) of the number of Performance RSUs that would have been achieved at the Target Achievement Level without regard to the EPS condition in Section 3(a)(1); and

(B)

If within twenty-four (24) months after such Change in Control there is a Good Reason Termination or an Involuntary Termination Without Cause, then the Performance RSUs earned under (A) above shall become fully vested on the date of Separation from Service.

(d)Effect of Separation from Service, Change in Control, Death or Disability During Second Year.

(1)Separation from Service.  Except as provided in Sections 3(d)(2), (3), (4) and (5) below, if the Grantee incurs a Separation from Service for any reason during the Second Year, all Performance RSUs shall be forfeited.

(2)Retirement; Involuntary Termination Without Cause.  If the Grantee incurs a Separation from Service during the Second Year due to Retirement or Involuntary Termination Without Cause, the Grantee shall vest, on the date of Separation from Service, in any Performance RSUs tentatively earned under Sections 3(a)(1), 3(a)(2), and 3(a)(3) at the rate of one forty-eighth (1/48th) of such Performance RSUs for each full month of employment with the Company (or a Subsidiary or Affiliate of the Company) completed by the Grantee following the Grant Date and prior to Retirement or Involuntary Termination Without Cause; provided, however, that the sum of the Second Year At Risk RSUs and Third Year At Risk RSUs shall be used in place of the Second Year At Risk RSUs.

(3)Grandfathered Retirement.  Upon the Grandfathered Retirement of the Grantee during the Second Year, the Grantee shall become vested, on the date of Separation from Service, in the number of Performance Shares tentatively earned under Sections 3(a)(1), 3(a)(2) and 3(a)(3); provided, however,  that the sum of the Second Year At Risk RSUs and Third Year At Risk RSUs shall be used in place of the Second Year At Risk RSUs, and the First Year Ending Stock Price Average shall be used in place of the Second Year Ending Stock Price Average.

(4)Disability.  If the Grantee incurs a Separation from Service during the Second Year due to the Grantee’s Disability, the Grantee shall become vested, on the date of Separation from Service, in the number of Performance Shares tentatively earned under Sections 3(a)(1), 3(a)(2) and 3(a)(3); provided, however, that the sum of the Second Year At Risk RSUs and Third Year At Risk RSUs shall be used in place of the Second Year At Risk RSUs, and the First Year Ending Stock Price Average shall be used in place of the Second Year Ending Stock Price Average.

(5)Death.  If the Grantee incurs a Separation from Service during the Second Year due to the Grantee’s death, the Grantee shall become vested, on the date of Separation from Service,  in the number of Performance Shares tentatively earned under Sections 3(a)(1), 3(a)(2) and 3(a)(3); provided, however, that the sum of the Second Year At Risk RSUs and Third Year At Risk RSUs shall be used in place of the Second Year At Risk RSUs, and the First Year Ending Stock Price Average shall be used in place of the Second Year Ending Stock Price Average.

(6)Change in Control.  If there is a Change in Control of the Company during the Second Year that qualifies as a “change in ownership or control” under Treas. Regs. § 1.409A-3(i)(5):

(A)

The Grantee shall earn (i) the First Year Earned RSUs, plus (ii) either two hundred percent (200%) of the sum of the Second Year At Risk RSUs and Third Year At Risk RSUs, or the Maximum Earned RSUs, whichever is lower; and

(B)

If within twenty-four (24) months after such Change in Control there is a Good Reason Termination or an Involuntary Termination Without Cause, then the Performance RSUs earned under (A) above shall become fully vested on the date of Separation from Service.

(e)Effect of Separation from Service, Change in Control, Death or Disability During Third Year.

(1)Separation from Service.  Except as provided in Sections 3(e)(2), (3), (4) and (5) below, if the Grantee incurs a Separation from Service for any reason during the Third Year, all Performance RSUs shall be forfeited.

(2)Retirement; Involuntary Termination Without Cause.  If the Grantee incurs a Separation from Service during the Third Year due to Retirement or Involuntary Termination Without Cause, the Grantee shall vest, on the date of Separation from Service, in any Performance RSUs tentatively earned under Section 3(a) at the rate of one forty-eighth (1/48th) of such Performance RSUs for each full month of employment with the Company (or a Subsidiary or Affiliate of the Company) completed by the Grantee following the Grant Date and prior to Retirement or Involuntary Termination Without Cause.

(3)Grandfathered Retirement.  Upon the Grandfathered Retirement of the Grantee during the Third Year, the Grantee shall become vested, on the date of Separation from Service, in the number of Performance Shares tentatively earned under  Section 3(a) above; provided, however, that the Second Year Ending Stock Price Average shall be used in place of the Third Year Ending Stock Price Average.

(4)Disability.  If the Grantee incurs a Separation from Service during the Third Year due to the Grantee’s Disability, the Grantee shall become vested, on the date of Separation from Service, in the number of Performance Shares tentatively earned under Section 3(a) above; provided, however, that the Second Year Ending Stock Price Average shall be used in place of the Third Year Ending Stock Price Average.

(5)Death.  If the Grantee incurs a Separation from Service during the Third Year due to the Grantee’s death, the Grantee shall become vested, on the date of Separation from Service, in the number of Performance Shares tentatively earned under Section 3(a) above; provided, however, that the Second Year Ending Stock Price Average shall be used in place of the Third Year Ending Stock Price Average.

(6)Change in Control.  If there is a Change in Control of the Company during the Third Year that qualifies as a “change in ownership or control” under Treas. Regs. § 1.409A-3(i)(5):

(A)

The Grantee shall earn (i) the First Year Earned RSUs, plus (ii) either the Second Year Earned RSUs plus two hundred percent (200%) of the Third Year At Risk RSUs, or the Maximum Earned RSUs, whichever is lower; and

(B)	If there is a Good Reason Termination or an Involuntary Termination Without Cause, then the Performance RSUs earned under (A) above shall become fully vested on the date of Separation from Service.

(f)Examples.  Hypothetical examples of the calculations of earned and vested Performance RSUs based on certain assumptions appear in Appendices A, B, C, D and E.  Such hypothetical examples are presented solely as illustrations of the calculation methodology.

(g)Committee Determination.  The Performance Measures in Section 3(a) are evaluated independently by the Committee.  The Committee shall determine and certify the extent to which the Performance Measures have been met following the end of the Measurement Period and the number of Performance RSUs tentatively earned and the number earned and vested by the Grantee hereunder.  The Committee’s determinations shall be binding and conclusive on all parties. Performance RSUs shall not be deemed to have been tentatively earned until the Committee’s determination and certification as to the attainment of the respective Performance Measures has been completed.  The Committee may not exercise discretion to increase the amount earned or vested and/or the shares of Stock otherwise due based on the extent to which the Performance Measures are met.

(h)Employment Requirement; Forfeiture.

(1)General.  Except as otherwise provided in Sections 3(b), (c), (d), or (e), in order to become vested in (i.e., earn) Performance RSUs under the terms of this Agreement, the Performance RSUs must be tentatively earned under Section 3(a) and the Grantee must meet the Service Requirement.  The Grantee shall not be deemed to meet the Service Requirement if the Grantee incurs a Separation from Service, even if the Grantee is receiving severance in the form of salary continuation through the regular payroll system.  Any portion of the Performance RSUs which have not yet or do not become earned and vested under Section 3(b), (c), (d), or (e), as of the date Grantee incurs a Separation from Service, shall be forfeited, except to the extent otherwise provided in Sections 3(b), (c), (d), or (e).  Any Performance RSUs then credited to the Grantee’s Account which are determined by the Committee to have not been tentatively earned under Section 3(a) following the end of the Measurement Period shall be forfeited.

(2)Adjustment of Award.  In the event it is determined that a Performance RSU was paid based on incorrect financial results, the Committee will review a Performance RSU paid to the Grantee. If the amount of any payment under a Performance RSU would have been lower had the level of achievement of applicable  Performance Measures  been calculated based on the correct financial results, the Committee may, in its sole discretion,  adjust (i.e., lower) the amount of such payment so that it reflects the amount that would have been paid based on the correct financial results and, to the extent permitted by applicable law, require the reimbursement of any amount paid to or received by the Grantee with respect to such Performance RSU. Additionally, payments under this Agreement are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.

(3)Forfeiture of Award and Right to Payments.

(A)

In the event that the Grantee incurs a Separation from Service due to termination by the Company for Cause then, in such event, the Grantee shall forfeit all rights to the Performance RSUs and shall repay to the Company all shares of Stock received by the Grantee with respect to such Performance RSUs or the Fair Market Value of such shares of Stock if no longer in the Grantee’s possession on or after the date of the act giving rise to the Grantee’s termination for Cause.

(B)

In the event that, following the Grantee’s Separation from Service, the Company discovers that, during the course of his/her employment with the Company, the Grantee committed an act that would have given rise to a termination for Cause, then, in such event, the Grantee shall forfeit all outstanding rights to the Performance RSUs. Further, the Grantee agrees and undertakes to repay to the Company all shares of Stock received by the Grantee or the Fair Market Value of such shares of Stock if no longer in the Grantee’s possession on or after the date of such act or violation.

4.	ISSUANCE OF SHARES.

(a)Issuance of Shares.  The Company shall establish an account for the Grantee at UBS Financial Services, Inc., or such other similar organization which provides stock administration services to the Company, and transfer into such account shares of Stock equal in number to the number of Performance RSUs that the Committee determines have become earned and vested (except for any shares of Stock which are withheld to satisfy any tax withholding requirement) as soon as practical after the earlier of the following dates (but no later than the 15th day of the third calendar month following the applicable date):

(1)The date on which the Performance RSUs have been earned and vested under Sections 3(b), (c), (d), and (e), based on the determination of the Committee;

(2)The September 30th next following the end of the First Year Measurement Period, Second Year Measurement Period, or Third Year Measurement Period  as to Performance RSUs which have been earned and vested under Section 3(c), (d), or (e), based on the determination of the Committee; provided, however, that to the extent the Performance RSUs are nonqualified deferred compensation subject to Code Section 409A, and to which an exception to Code Section 409A does not apply, any distribution to the Grantee, if the Grantee is a Specified Employee, on account of a Separation from Service shall be made within the thirty (30) day period after the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of the Grantee’s death),

(3)Separation from Service following the First Year Measurement Period, Second Year Measurement Period, or Third Year Measurement Period  on account of Disability, Grandfathered Retirement, Involuntary Termination Without Cause or Retirement; provided, however, that to the extent the Performance RSUs are nonqualified deferred compensation subject to Code Section 409A, and to which an exception to Code Section 409A does not apply, any distribution to the Grantee, if the Grantee is a Specified Employee, on account of a Separation from Service shall be made  within the thirty (30) day  period after the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of the Grantee’s death),

(4)Separation from Service on account of a Good Reason Termination within twenty-four (24) months after a Change in Control (provided that such Change in Control qualifies as a “change in ownership or control” under Treas. Reg. §1.409A-3(i)(5)); provided, however, that to the extent the Performance RSUs are nonqualified deferred compensation subject to Code Section 409A, and to which an exception to Code Section 409A does not apply,  any distribution to the Grantee, if the Grantee is a Specified Employee, on account of a Separation from Service shall be made within the thirty (30) day period after the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of the Grantee’s death), or

(5)The date of death of the Grantee.

In the event of any amendment to this Agreement that affects the date of vesting under Section 3(b)(1) or 3(c)(2), the date of distribution under Section 4(a)(1) above shall be determined without regard to any such amendment.

Upon issuance, such shares of Stock shall be registered on the Company’s books in the name of the Grantee in full payment and satisfaction of such Performance RSUs.

(b)Transfer Restrictions.  Transfer of the shares of Stock shall be subject to the Company’s trading policies and any applicable securities laws or regulations governing transferability of shares of the Company.

(c)Securities Regulations.  No Stock shall be issued hereunder until the Company has received all necessary stockholder and regulatory approvals and has taken all necessary steps to assure compliance with federal and state securities laws or has determined to its satisfaction and the satisfaction of its counsel that an exemption from the requirements of the federal and applicable state securities laws are available. To the extent applicable, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the U. S. Securities and Exchange Act of 1934. Any ambiguities or inconsistencies in the construction of this Agreement or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

(d)Fractional Shares.  No fractional shares or scrip representing fractional shares of Stock shall be issued pursuant to this Agreement. If, upon the issuance of shares of Stock under this Agreement, the Grantee would be entitled to a fractional share of Stock, the number of shares to which the Grantee is entitled shall be rounded down to the next lower whole number.

(e)Beneficiary.

(1)The Grantee may, from time to time, designate a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of the Grantee’s death before the Grantee has received all benefits to which the Grantee would have been entitled under this Agreement. Each designation of beneficiary shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Committee, and will be effective only when received in writing by the Committee. The last valid beneficiary designation received shall be controlling; provided, however, that no beneficiary designation, or change or revocation thereof, shall be effective unless received prior to the Grantee’s death.

(2)If no valid and effective beneficiary designation exists at the time of the Grantee’s death, or if no designated beneficiary survives the Grantee, or if the Grantee’s beneficiary designation is invalid under the law, any benefit payable hereunder shall be made to the Grantee’s surviving spouse, if any, or if there is no such surviving spouse, to the executor or administrator of the Grantee’s estate.  If the Committee is in doubt as to the right of any person to receive payment of any benefit hereunder, the Committee may direct that the amount of such benefit be paid into a court of competent jurisdiction in an interpleader action, and such payment into court shall fully and completely discharge any liability or obligation of the Plan, CACI, the Committee, or the Board of Directors of CACI under this Agreement.

5.	MISCELLANEOUS.

(a)No Restriction on Company Authority.  The award of Performance RSUs to the Grantee pursuant to this Agreement shall not affect in any way the right or power of CACI or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in CACI’s capital structure or its business, or any merger or consolidation of CACI, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of CACI, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)Adjustment of Performance RSUs.  Except as hereinbefore expressly provided, if CACI shall effect a subdivision or consolidation of shares of Stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefore in money, services or property, the number and class of shares of Stock represented by the Performance RSUs granted pursuant to this Agreement and credited to the Grantee’s Account shall be appropriately adjusted by the Committee in accordance with the terms of the Plan in such a manner as to represent the same total number of Performance RSUs that the owner of an equal number of outstanding shares of Stock would own as a result of the event requiring the adjustment.

(c)No Adjustment Otherwise.  Except as hereinbefore expressly provided, the issue by CACI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of CACI convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock represented by the Performance RSUs granted pursuant to this Agreement.

(d)Performance RSUs Nontransferable.  Performance RSUs are not transferable by the Grantee by means of sale, assignment, exchange, pledge, hypothecation, or otherwise.

(e)Obligation Unfunded.  The obligation of the Company with respect to Performance RSUs granted hereunder shall be interpreted solely as an unfunded contractual obligation to make payments of Stock in the manner and under the conditions prescribed under this Agreement.  Any shares or other assets set aside with respect to amounts payable under this Agreement shall be subject to the claims of the Company’s general creditors, and no person other than the Company shall, by virtue of the provisions of the Plan or this Agreement, have any interest in such assets. In no event shall any assets set aside (directly or indirectly) with respect to amounts payable under this Agreement be located or transferred outside the United States. Neither the Grantee nor any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Agreement, and the Grantee or any such other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan or this Agreement.

(f)Withholding Taxes.  The Company shall effect a withholding of shares of Stock to be issued hereunder in such number whose aggregate Fair Market Value at such time equals the total amount of any federal, state or local taxes or any applicable taxes or other withholding of any jurisdiction required by law to be withheld as a result of the issuance of the Stock in whole or in part; provided, however, that the value of the Stock withheld by the Company may not exceed the statutory minimum withholding amounts required by law.  In lieu of such deduction, the Company may permit the Grantee to make a cash payment to the Company equal to the amount required to be withheld.

(g)Impact on Other Benefits.  The value of the Performance RSUs (either on the Grant Date or at the time, if ever, the Performance RSUs are vested) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

(h)Compliance With Code Section 409A. Notwithstanding anything herein to the contrary, no amount shall be paid earlier than the earliest date permitted under Section 409A of the Code or an exception thereto.  The terms of this Agreement are intended to comply with the provisions of Section 409A of the Code or an exception thereto and if any provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of the interpretation or construction which is consistent with the Agreement complying with the provisions of Section 409A or an exception thereto. CACI makes no representations as to the tax consequences of the award of Performance RSUs to the Grantee or their vesting (including, without limitation, under Section 409A of the Code, if applicable).  The Grantee understands and agrees that the Grantee is solely responsible for any and all income, employment or other taxes imposed on the Grantee with respect to the award.

(i)Right to Continued Employment.  Nothing in the Plan or this Agreement shall be construed as a contract of employment between the Company (or a Subsidiary or Affiliate of the Company) and the Grantee, or as a contractual right of the Grantee to continue in the employ of the Company (or a Subsidiary or Affiliate of the Company), or as a limitation of the right of the Company (or a Subsidiary or Affiliate of the Company) to discharge the Grantee at any time.

(j)Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

(k)Arbitration.  Any dispute between the parties hereto arising under or relating to this Agreement shall be resolved in accordance with the procedures of the American Arbitration Association.  Any resulting hearing shall be held in the Washington, DC metropolitan area.  The resolution of any dispute achieved through such arbitration shall be binding and enforceable by a court of competent jurisdiction.

(l)Successors.  This Agreement shall be binding upon and insure to the benefit of the successors, assigns and heirs of the respective parties.

(m)Headings.  Headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

(n)Notices.  All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by first class or certified mail, addressed to the Grantee at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

(o)Entire Agreement; Modification.  The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

(p)Code Section 162(m).  This Performance Share Grant Agreement, to the extent the Grantee is a Covered Employee, as defined in the Plan, is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.  As such, this Agreement shall be subject to the restrictions set forth in Section 10(b) of the Plan.

(q)Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference.  Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Grant Agreements related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.  The Grantee acknowledges by signing this Agreement that he or she has reviewed a copy of the Plan.

(r)Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Performance RSU Grant Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set his or her hand and seal, on the date(s) written below.

CACI INTERNATIONAL INC

By:
J. William Koegel, Jr., General Counsel

Date:

By:
Name

Date:

PERFORMANCE RSU OVERVIEW

Number Performance RSUs Being Granted
(at the Target Achievement Level):	X,XXX
Grant Date:	September 18, 2015

APPENDIX A

HYPOTHETICAL PERFORMANCE SHARE EXAMPLE #1 – STOCK PRICE INCREASE

•	Situation:
•	The Grantee with 3,000 Performance RSUs (at Target Achievement Level) remains CACI employee as of September 18, 2019.
•	EPS Condition Was Met
•	Starting Stock Price Average is $80.71.
•	First Year Ending Stock Price Average is $88.78 (10% improvement from Grant Date).
•	Second Year Ending Stock Price Average is $96.85 (20% improvement from Grant Date).
•	Third Year Ending Stock Price Average is $104.92 (30% improvement from Grant Date).
•	Assume No Dividends.
•	Result
•	Number of Performance RSUs that result = 3,000 + (1,000 * 10%) + (1,000 * 20%) + (1000 * 30%) = 3,600

APPENDIX B

HYPOTHETICAL PERFORMANCE SHARE EXAMPLE #2 – STOCK PRICE DECREASE

•	Situation:
•	The Grantee with 3,000 Performance RSUs (at Target Achievement Level) remains CACI employee as of September 18, 2019.
•	EPS Condition Was Met
•	Starting Stock Price Average is $80.71.
•	First Year Ending Stock Price Average is $72.64 (10% decrease from Grant Date).
•	Second Year Ending Stock Price Average is $64.57 (20% decrease from Grant Date).
•	Third Year Ending Stock Price Average is $56.50 (30% decrease from Grant Date).
•	Assume No Dividends.
•	Result
•	Number of Performance RSUs that result = 3,000 + (1,000 * -10%) + (1,000 * -20%) + (1000 * -30%) = 2,400

APPENDIX C

HYPOTHETICAL PERFORMANCE SHARE EXAMPLE #3 – SERVICE REQUIREMENT NOT MET

•	Situation:
•	The Grantee with 3,000 Performance RSUs (at Target Achievement Level) voluntarily resigns during the Company’s fiscal year 2016.
•	Result
•	Forfeits all Performance RSUs.
•	TOTAL: Zero (0) Performance RSUs earned and vested.

APPENDIX D

HYPOTHETICAL PERFORMANCE SHARE EXAMPLE #4 – RETIREMENT

•	Situation:
•	The Grantee with 3,000 Performance RSUs (at Target Achievement Level) turned age 62 on February 10, 2018 and has a Retirement on March 18, 2018 (i.e., after 30 full months following the Grant Date).
•	EPS Condition Was Met
•	Starting Stock Price Average is $80.71.
•	First Year Ending Stock Price Average is $88.78 (10% improvement from Grant Date).
•	Second Year Ending Stock Price Average is $96.85 (20% improvement from Grant Date).
•	Third Year Ending Stock Price Average is $104.92 (30% improvement from Grant Date).
•	Assume No Dividends.
•	Result
•	Number of Performance RSUs that result = (3,000 + (1,000 * 10%) + (1,000 * 20%) + (1,000 * 30%)) * 30/48 = 2,250 Performance RSUs earned and vested

APPENDIX E

HYPOTHETICAL PERFORMANCE SHARE EXAMPLE #5 – INVOLUNTARY SEPARATION

•	Situation:
•	The Grantee with 3,000 Performance RSUs (at Target Achievement Level) is involuntarily terminated without Cause on March 18, 2017 (i.e., after 18 full months following the Grant Date).
•	EPS Condition Was Met
•	Starting Stock Price Average is $80.71.
•	First Year Ending Stock Price Average is $88.78 (10% improvement from Grant Date).
•	Second Year Ending Stock Price Average is $96.85 (20% improvement from Grant Date).
•	Assume No Dividends.
•	Result
•	Number of Performance RSUs that result = (3,000 + (1,000 * 10%) + (2,000 * 20%)) * 18/48 = 1,313 Performance RSUs earned and vested